Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

Media Contact:
Joele Frank, Wilkinson Brimmer Katcher
Matthew Sherman
 212-355-4449
Jed Repko/Eric Brielmann
415-869-3950

ShoreTel Issues Statement Regarding Mitel Withdrawal

Sunnyvale, CA – November 17, 2014 – ShoreTel® (NASDAQ: SHOR) (the “Company”), the leading provider of brilliantly simple phone systems and unified communications solutions, today issued the following statement regarding Mitel Networks Corporation’s (NASDAQ: MITL) (“Mitel”) decision to withdraw its acquisition proposal:

ShoreTel is committed to delivering substantial and sustainable value to stockholders, and the Company is positioned to achieve its strategic goals and continue to accelerate growth and profitability. We continue to execute our strategic initiatives, including driving growth, expanding ShoreTel’s technology and infrastructure capacity, and enhancing the Company’s world-class reputation for customer service and satisfaction.  We appreciate the focus and hard work of our employees and the loyalty of our customers and partners, and thank ShoreTel stockholders for their input and support throughout this process.

About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple IP phone systems and unified communications solutions. Its award-winning on-premises IP-PBX solution and cloud-based hosted phone system eliminate complexity and improve productivity. Recognized for its industry-leading customer experience and support, ShoreTel’s innovative business phones, application integration, collaboration tools, mobility, and contact center applications enable users to communicate and collaborate no matter the time, place or device, with minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit www.shoretel.com.

ShoreTel and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. All other trademarks, trade names and service marks herein are the property of their respective owners.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements regarding future growth and prospects. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the uncertain impact of global economic conditions, including impact on customers' purchasing decisions; unknown impact of the announced proposal by Mitel on purchasing decisions and on operating costs; the intense competition in our industry; our reliance on third parties to sell and support our products; our ability to continue to grow our cloud-based solutions; our ability to grow or maintain our premise products; supply and manufacturing risks; the impact of outages or security breaches; uncertainties related to international operations; our ability to control costs as we expand our business; our ability to attract, retain and ramp new personnel; potentially longer sales cycles; uncertainties inherent in the product development cycle; our ability to identify and execute on strategic opportunities; ability of third parties to successfully market and sell our products; uncertainty as to market acceptance of new products and services; the potential for litigation in our industry; and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2014.

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